UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): September 12, 2017

SALEM MEDIA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4880 Santa Rosa Road, Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

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ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Assignment and Assumption of Rights to Acquire Real Property

On May 12, 2017, AM 570, LLC, a Maryland limited liability company controlled by Edward G. Atsinger III, Chief Executive Officer of Salem Media Group, Inc. (the “Company”), and Stuart W. Epperson, Chairman of the Board of the Company, entered into an Asset Purchase Agreement dated May 12, 2017 with Red Zebra Broadcasting Licensee, LLC and Red Zebra Broadcasting, LLC, (“Red Zebra APA”), entities not affiliated with the Company in any way, to purchase radio station WSPZ(AM) licensed to Bethesda, Maryland (the “Station”), and the associated transmitter site consisting of approximately 58 acres located in Germantown, Maryland (“Real Property”) for $2,100,000, at a time when the Company was not in a position to do so.

On September 12, 2017, Salem Radio Properties, Inc. (“SRP”), a subsidiary of the Company, entered into a related party Assignment and Assumption of Real Property Rights and Obligations under Asset Purchase Agreement (“Real Property Assignment”) with AM 570, LLC. Pursuant to the terms of the Real Property Assignment, AM 570, LLC assigned its rights under the Red Zebra APA to SRP to purchase the Real Property. AM 570, LLC retained the rights to (and did) purchase the non-Real Property Station assets from Red Zebra. In accordance with the Red Zebra APA, $1,500,000 of the purchase price was allocated to the Real Property, which amount was paid to the sellers by SRP, and $600,000 of the purchase price was allocated to the non-Real Property Station assets, which amount was paid to the sellers by AM 570, LLC.

The Nominating and Corporate Governance Committee (the “Committee”) of the Company reviewed Real Property Assignment and determined that the terms of the transaction were no less favorable to the Company than those that would be available in a comparable transaction in arm’s length dealings with an unrelated third party. The material terms of the Real Property Assignment are as follows:

Date	Rights Assigned	Price/Consideration

September 12, 2017	All of AM 570, LLC’s rights to acquire the improved Real Property	Release of AM 570, LLC’s obligations to purchase the Real Property

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WSPZ(AM) Related Party Local Marketing Agreement

On September 15, 2017, Salem Media of Virginia, Inc., a subsidiary of Company (“SMV”), entered into a related party Local Programming and Marketing Agreement (“LMA”) with AM 570, LLC. The LMA allows SMV to program the Station on the terms specified below while waiting for the Federal Communications Commission (“FCC”) to approve a sale of the non-Real Property assets of the Station by AM 570, LLC to SMV (see “WSPZ (AM) Asset Purchase Agreement” below).

The Nominating and Corporate Governance Committee (the “Committee”) of the Company reviewed the LMA and determined that the terms of the transaction were no less favorable to the Company than those that would be available in a comparable transaction in arm’s length dealings with an unrelated third party. The material terms of the LMA are as follows:

LMA Commencement	Term	Station	Monthly Fee

September 15, 2017	First to occur of Closing on the acquisition of the Station’s non-Real Property assets by Company, or 18 months	WSPZ(AM) FCC ID: 11846	Cost and expense reimbursement only

WSPZ(AM) Asset Purchase Agreement

On September 15, 2017, SMV entered into a related party Asset Purchase Agreement (“APA”) with AM 570, LLC. The APA is for the purchase of the Station for $620,000. This amount reflects the $600,000 paid by AM 570, LLC for the Station plus reimbursement of $20,000 in acquisition costs incurred by AM 570, LLC. This transaction will close upon approval of the sale by the FCC.

The Nominating and Corporate Governance Committee (the “Committee”) of the Company reviewed the APA and determined that the terms of the transaction were no less favorable to the Company than those that would be available in a comparable transaction in arm’s length dealings with an unrelated third party. The material terms of the APA are as follows:

Date	Assets Acquired	Purchase Price

September 15, 2017	All assets, except for the Real Property, used in the operation of radio station WSPZ(AM)	$620,000

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WSPZ(AM) Transmitter Site Lease

On September 15, 2017, SRP, as landlord, entered into a related party lease (“Transmitter Site Lease”) with AM 570, LLC as tenant. The Transmitter Site Lease is for use of the Real Property by AM 570, LLC as licensee of the Station until sale of the Station is approved by the FCC. Upon approval by the FCC of the sale of the non-Real Property Station assets to SMV, the Transmitter Site Lease will be assigned to, and assumed by, SMV.

The Nominating and Corporate Governance Committee (the “Committee”) of the Company reviewed the Transmitter Site Lease and determined that the terms of the transaction were no less favorable to the Company than those that would be available in a comparable transaction in arm’s length dealings with an unrelated third party. The material terms of the Transmitter Site Lease are as follows:

Date	Property Leased	Rent

September 15, 2017	The Real Property	$3,000 per month plus annual 2% increases

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits. The following exhibits are furnished with this report on Form 8-K:

Exhibit No.	Description

10.1	Assignment and Assumption of Real Property Rights and Obligations under Asset Purchase Agreement dated September 12, 2017 between AM 570, LLC and Salem Radio Properties, Inc.

10.2	Local Programming and Marketing Agreement dated September 15, 2017 between AM 570, LLC and Salem Media of Virginia, Inc.

10.3	Asset Purchase Agreement dated September 15, 2017 between AM 570, LLC and Salem Media of Virginia, Inc.

10.4	Transmitter Site Lease Agreement dated September 15, 2017 between Salem Radio Properties, Inc. and AM 570, LLC.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM MEDIA GROUP, INC.

Date: September 19, 2017	/s/Christopher J. Henderson
Christopher J. Henderson
Senior Vice President, General Counsel & Secretary

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